UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________________________________________
FORM 8-K
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CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): August 25, 2011
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2012

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2012, the Company announced that the Board of Directors of the Company (the “Board”) has appointed Ramzi Y. Hermiz as President and Chief Executive Officer effective September 4, 2012 (his “Start Date”). The Board will also nominate Mr. Hermiz for election as a member of the Board at the next annual meeting of the stockholders of the Company.

Mr. Hermiz will succeed Theodore K. Zampetis, who previously announced his plan to retire on December 31, 2012, on his Start Date. Mr. Zampetis will continue as an employee of the Company serving in an advisory capacity to facilitate a smooth transition. Mr. Zampetis will retire from the Company effective December 31, 2012, but will remain a director following his retirement. A copy of the related press release is attached hereto as Exhibit 99.1.

Mr. Hermiz, 47, has extensive senior management experience in the automotive parts industry. Prior to joining the Company, Mr. Hermiz served since 2009 as senior vice president, vehicle safety and protection of Federal-Mogul Corporation (“Federal-Mogul”), a publicly held company that designs, engineers, manufactures and distributes technologies to improve fuel economy, reduce emissions and enhance vehicle safety, and was a member of Federal-Mogul's strategy board since 2005. He served as senior vice president, aftermarket products and services from 2007 to 2009 and senior vice president of sealing systems from 2005 to 2007. Mr. Hermiz held various senior management positions after joining Federal-Mogul in 1998 in connection with its acquisition of Fel-Pro, Inc.

In connection with his hiring, the Company entered into an Offer Letter and Change in Control Agreement, each dated August 23, 2012, with Mr. Hermiz.

Offer Letter

Under the Offer Letter, Mr. Hermiz will be paid an initial base salary of $700,000 per year and will be eligible to participate in the Company's management bonus plan, with an initial target annual bonus opportunity equal to 100% of his base salary. Mr. Hermiz also will be eligible to participate in the employee benefit plans established by the Company for its employees from time to time in accordance with the terms and conditions of those programs and plans as in effect from time to time. Mr. Hermiz's base salary and target annual bonus opportunity are subject to annual review and adjustment by the Company's Compensation Committee, and may be increased but not decreased at that time.

On his Start Date, Mr. Hermiz will be granted a number of shares of restricted stock with a value equal to $700,000. The restricted stock will vest in four equal annual installments of 25% each year on the first four anniversaries of his Start Date and will be subject to the terms and conditions of the Shiloh Industries, Inc. Amended and Restated 1993 Key Employee Stock Incentive Plan (the “Plan”) and the related award agreement.

Mr. Hermiz will be eligible to receive future equity grants under the Plan (or any successor plan thereto) as determined by the Compensation Committee. The initial target annual equity grant opportunity will be equal to 100% of his base salary. The actual grant, if any, for any given year will be based upon the attainment of certain performance criteria established annually by the Compensation Committee. The target annual equity grant opportunity is subject to annual review and adjustment by the Compensation Committee.

On his Start Date, Mr. Hermiz also will be granted a number of shares of restricted stock with a value equal to $117,000 to make him whole for an amount that he would otherwise have received under the terms of a SERP plan maintained by his prior employer. The restricted stock will vest on the first anniversary of his Start Date and will be subject to the terms and conditions of the Plan and the related award agreement.

Mr. Hermiz's primary office will be located in the metropolitan Detroit area. Mr. Hermiz will be provided appropriate lodging in the Cleveland metropolitan area for when he is required to travel to the Company's offices in Valley City, Ohio.

If the Company separates Mr. Hermiz from service (other than for cause), Mr. Hermiz causes a separation from service for good reason or Mr. Hermiz dies or suffers a disability, then the Company will pay Mr. Hermiz a cash severance payment equal to the sum of his annual then-current base salary, any earned but unpaid bonus payment for the previous year, and his target bonus opportunity under the senior management bonus plan for the year during which the separation from service occurs. Mr. Hermiz also will be paid all accrued but unpaid base salary, accrued but unused vacation time and accrued but unpaid business expenses. The severance payment is conditioned on execution of a release of any claims Mr. Hermiz may have against the Company and its subsidiaries. Mr. Hermiz will not receive the severance payment described herein if he is entitled to compensation and benefits under the Change in Control Agreement described below.

The Offer Letter contains a non-compete provision effective during Mr. Hermiz's employment and for 12 months following the date of termination of employment. The Offer Letter also prohibits solicitation of the Company's employees for a period of 12 months following the date of termination of employment.

The above description is a summary of the Offer Letter and should be read in conjunction with the full text of the Offer Letter attached hereto as Exhibit 10.1 and incorporated by reference herein. The grants of restricted stock will be in accordance with the terms of the Restricted Shares Award Agreements included as exhibits to the Offer Letter.

Change in Control Agreement

Under the Change in Control Agreement, if within two years of a Change in Control (as defined in the Change in Control Agreement), Mr. Hermiz's employment is terminated by him for good reason (after expiration of a cure period in favor of the Company) or by the Company for any reason other than cause, death or disability, the Company is required to make a lump sum payment to Mr. Hermiz in an amount equal to the sum of the following:

(i)	2 times Mr. Hermiz's annual base salary at the time of the Change in Control or termination of employment, whichever is higher;

(ii)	2 times Mr. Hermiz's target bonus for the fiscal year in which the Change in Control or termination of employment occurs, whichever is higher;

(iii)	Any unpaid salary through the date of termination and bonuses earned for any completed performance period but not yet paid;

(iv)	A pro-rated portion of Mr. Hermiz's unpaid target bonus for the fiscal year during which termination of employment occurs; and

(v)	Any earned, unused vacation.

The Company also must reimburse Mr. Hermiz for the full cost of any group health continuation coverage that the Company is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) until the earlier of the date that:

(a)	Mr. Hermiz is covered by comparable health coverage offered by another employer or becomes entitled to Medicare benefits (“Alternative Coverage”), or

(b)	is 18 months after the date of termination (the “COBRA Continuation Coverage Period”).

Continuation coverage will be provided under the Company's group health plan pursuant to Mr. Hermiz's election of group health plan continuation coverage under COBRA.

Beginning on the first day of the month after the expiration of the COBRA Continuation Coverage Period and provided that Mr. Hermiz has not obtained Alternative Coverage, the Company will make a monthly payment to Mr. Hermiz in the amount of the monthly COBRA coverage premium in effect under the Company's group health plan on the date the COBRA Continuation Coverage Period began until the earlier of the date that:

(i)       Mr. Hermiz becomes covered by Alternative Coverage, or
(ii)      is 24 months after the date of termination of Mr. Hermiz's employment.

All equity incentive awards held by Mr. Hermiz will become fully vested and exercisable on a Change in Control, whether or not his employment is terminated.

If payments to Mr. Hermiz trigger excise taxes under the provisions of the tax code governing parachute payments, the payments to be made to Mr. Hermiz as a result of the Change in Control will be reduced to the extent necessary to prevent the payments from being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments to Mr. Hermiz exceeds the after-tax benefit if such reduction was not made.

In addition, if a Change in Control occurs and not more than 180 days prior to the Change in Control Mr. Hermiz's employment is terminated by the Company, without cause, the termination is deemed a termination after the Change in Control if Mr. Hermiz reasonably demonstrates that the termination was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or otherwise arose in connection with or in anticipation of a Change in Control.

If Mr. Hermiz receives the lump sump payment discussed above, the Change in Control Agreement contains a non-compete provision effective for 24 months following the date of termination of employment. The Change in Control Agreement also prohibits solicitation of the Company's employees for a period of 24 months following the date of termination of employment.

Mr. Hermiz must execute a release in favor of the Company in order to receive benefits under the Change in Control Agreement.

The above description is a summary of the Change in Control Agreement and should be read in conjunction with the full text of the Change in Control Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter, dated as of August 23, 2012, between the Company and Ramzi Y. Hermiz

10.2	Change of Control Agreement, dated as of August 23, 2012, between the Company and Ramzi Y. Hermiz

99.1	Press release, dated August 29, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2012	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President Finance and Treasurer